Exhibit 99.1

General Cannabis Corp. Receives Key Regulatory Approval from State of Colorado

Colorado’s Marijuana Enforcement Division Approves General Cannabis Corp.
to acquire licensed cannabis operations throughout the state

FOR IMMEDIATE RELEASE – Denver, CO (May 4, 2020)—General Cannabis Corp (OTCQX: CANN), a company with extensive experience in providing services to the cannabis industry, announced today that the State of Colorado’s Marijuana Enforcement Division has granted it regulatory approval as a qualified and suitable buyer of licensed cannabis operations in the State. This authorization, known as a Suitability Approval, establishes Denver-based General Cannabis as one of the first public companies authorized to acquire licensed cultivation, manufacturing and retail operations throughout the state of Colorado.

Suitability Approval positions General Cannabis to aggressively move forward with its planned growth strategy focused on expanding operations throughout the state of Colorado through its acquisition and operation of licensed cannabis operations.  As a result of obtaining Suitability Approval, General Cannabis is well-positioned to complete its previously announced acquisitions of SevenFive Farm and Cannasseur. The two purchases— SevenFive Farm is a 17,000 square foot light deprivation greenhouse cultivation facility in Boulder, Colorado and Cannasseur is a vertically integrated Colorado licensee with a recreational dispensary, an oil extraction facility, and 12,000 square foot light deprivation greenhouse cultivation facility in Pueblo West, Colorado—are expected to significantly increase General Cannabis’ revenue, EBITDA and cash flow.

“This critical approval from the State of Colorado puts our company in a unique market position,” said Steve Gutterman, CEO of General Cannabis. “Our strategy is centered on capitalizing on the significant roll-up acquisition opportunities in the Colorado market, and that includes a pipeline that General Cannabis has been building since we launched our strategy in 2019.  The approval we’ve received from state regulators speaks to the strength of our company and team. We are appreciative to the Colorado Marijuana Enforcement Division and look forward to working with them as we take steps to expand our portfolio of Colorado licensed assets and leverage our extensive Colorado market knowledge.”

General Cannabis already operates Next Big Crop (“NBC”), a full-service cannabis consulting firm with expertise in the application, design, buildout and operation of cultivation facilities.  NBC has designed and operated over 100 cultivation facilities throughout the country, prepared and submitted over 35 license applications, and enabled clients to produce over 100,000 pounds of regulated cannabis. Combined with its NBC business, the acquisitions of SevenFive Farm and Cannasseur will provide General Cannabis with a strategic advantage in evaluating, acquiring and operating facilities thanks to its proprietary knowledge of cultivation and retail operations.

Michael Feinsod, Executive Chairman, stated “General Cannabis is uniquely positioned; as Colorado natives, we have been anticipating this approval and are ready to capitalize on the numerous opportunities that now emerge for us within the state.  We have the added advantage of 2020 asset pricing for our transactions.  We enter the Colorado market ’asset light‘ and intend to build a portfolio using a disciplined analysis to acquisitions and aggressively expand our portfolio.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions, capital investments and real estate.  As a synergistic holding company, the company's divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The company's website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include the following statements: General Cannabis’ plans to complete its previously announced acquisitions of SevenFive Farm and Cannasseur and that such acquisitions are expected to significantly increase General Cannabis’ revenue, EBITDA and cash flow; Suitability Approval positions General Cannabis to aggressively move forward with its planned growth strategy; the approval from the State of Colorado puts General Cannabis in a unique market position; General Cannabis’ plans to expand its portfolio of Colorado licensed assets; the acquisitions of SevenFive Farm and Cannasseur will provide General Cannabis with a strategic advantage in evaluating, acquiring and operating facilities; General Cannabis’ unique positioning and its ability to capitalize on opportunities in Colorado; and General Cannabis’ intent to build a portfolio using a disciplined analysis to acquisitions and aggressively expand its portfolio.  Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words "may," "will," "believes," "plans," "anticipates," "expects" and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including that the pending acquisition may not be consummated and including those factors described from time to time in General Cannabis's most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q under the heading "Risk Factors" and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact:
Steve Gutterman
sgutterman@generalcann.com

303-759-1300